UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2025

PACS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42011	92-3144268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
262 N. University Ave.
Farmington, Utah 84025
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (801) 447-9829

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PACS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On November 26, 2025, PACS Group, Inc. (the “Company”) and PACS Holdings, LLC (the “Borrower”) entered into an amendment (the “Sixth Amendment”) to the Amended and Restated Credit Agreement, dated as of December 7, 2023, by and among the Company, the Borrower, Truist Bank (the “Administrative Agent”) and the lenders party thereto.
The Sixth Amendment, among other things, waived all defaults and events of default previously identified to the Administrative Agent and the lenders in the previously disclosed forbearance agreement, dated October 21, 2025. In addition, the Sixth Amendment provides that the financial covenant requiring the Company to maintain unrestricted cash and certain permitted investments of at least $100 million will only apply prior to the date on which the Company delivers financial statements and a related compliance certificate in respect of the fiscal quarter ending June 30, 2026.
On November 26, 2025, the Company also entered into a corresponding waiver of all events of default previously identified under the Third Consolidated Master Lease, dated June 30, 2023.
The foregoing description of the Sixth Amendment is qualified in its entirety by reference to the full text of the Sixth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Sixth Amendment to Amended and Restated Credit Agreement, dated as of November 26, 2025 by and among PACS Group, Inc., PACS Holdings, LLC, Truist Bank and the lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACS GROUP, INC.

Date: December 1, 2025	By:	/s/ Jason Murray
Jason Murray
Chief Executive Officer